Exhibit 99.1

Trinity Learning Corporation Retains William Blair & Company For Short And Long Term Capital Needs

CARROLLTON,  TEXAS  -  JANUARY  27,  2006 - Trinity Learning Corporation (OTCBB:
TTYL), announced today that it had signed a letter of engagement with William Blair & Company for its short and long term capital needs. The relationship signifies the next step in Trinity Learning's growth and acquisition strategy. "We are extremely pleased to begin our relationship with William Blair &
Company," said Patrick Quinn, Chief Financial Officer for Trinity Learning Corporation. "We believe our efforts with them going forward will yield positive results for our long term growth strategy as well as with operating capital for our short-term objectives."

ABOUT  TRINITY  LEARNING  CORPORATION

Trinity Learning Corporation (OTCBB:TTYL) is a global learning company that is aggressively executing an acquisition-based growth strategy in the $2 trillion global education and training market. The Company currently provides workplace learning and certification services to 4,000 clients including governmental organizations and Fortune 1000 companies. With 240 employees and a 205,000 sq. foot state-of-the-art content production and distribution facility, Trinity Learning produces and delivers education and training content to organizations in growing vertical markets such as healthcare, homeland security, and industrial services. Trinity Learning is focused on the growing and highly fragmented workplace certification sector and by leveraging its size and expertise to new industry segments and geographic markets through additional acquisitions, internal growth, and strategic alliances. Trinity Learning is seeking to become an industry leader and one of the first global learning brands over the next five years.

FORWARD  LOOKING  STATEMENTS  -  DISCLAIMER  -  RISKS

This press release contains forward-looking statements, including statements about the expected growth and development of Trinity Learning's business. Statements herein which are not statements of historical fact are forward-looking statements within the meaning of the Safe Harbor Provision of the Private Securities Litigation Reform Act of 1995. Such statements are based on the current expectations and beliefs of the management of Trinity Learning Corporation and are subject to a number of factors and uncertainties that could cause actual results to differ materially from those described in the forward-looking statements including, without limitation, the ability of the company to sustain customer interest in its core products. For a more detailed discussion of risk factors that affect our operating results, please refer to our SEC reports including our most recent reports on Form 10-KSB, Form 10-QSB, and Form 8K.

INVESTOR  RELATIONS  CONTACT:
-----------------------------

Mr. James Hostetler, Vice-president of Corporate Finance and Investor Relations Direct Dial (972) 309-4600
Investor  relations  email:  investors@trinitylearning.com
                             -----------------------------

TRINITY  LEARNING  CONTACT:
---------------------------

Mr.  Mark  Vevera,  Vice  President  -  Marketing
Direct  dial  (972)  309-5558
Business  inquiries  email:  mark.vevera@trinitylearning.com
                             -------------------------------